UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2010

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On September 20, 2010, Unitek Acquisition, Inc. (“Unitek Acquisition”), a Delaware corporation and a subsidiary of UniTek Global Services, Inc. (the “Company”), Unitek Midco, Inc., a Delaware corporation and a subsidiary of the Company (“Unitek Midco”), certain subsidiaries of Unitek Acquisition as guarantors, Royal Bank of Canada, as administrative agent, and the Lenders (as defined below) entered into that certain Amendment No. 7 to the First Lien Credit Agreement (the “Amendment”).  The Amendment amends that certain First Lien Credit Agreement, dated as of September 27, 2007 (the “Credit Agreement”), by and among Unitek Acquisition, Unitek Midco, certain subsidiaries of Unitek Acquisition as guarantors and the lenders party thereto (the “Lenders”).

In light of the Company’s ongoing offering of its common shares pursuant to the Company’s Registration Statement on Form S-1 (Comission File No. 333-168854) (the “Form S-1 Registration Statement”), the Amendment defines “IPO” as “the public offering of the common stock of UniTek Global Services, Inc.,” and provides for “Permitted Purposes” for the proceeds of an IPO, including but not limited to, in the event the IPO is for $75,000,000, (i) the prepayment of the then outstanding loans made pursuant to the Company’s Loan Authorization Agreement, (ii) the prepayment of the Term B Advances (as such term is defined in the Credit Agreement) in a minimum aggregate amount of $10,000,000, (iii) the prepayment of advances under the Company’s Second Lien Term Loan Agreement in an aggregate amount of up to $10,000,000, (iv) prepayment of certain other advances extended under the Credit Agreement, (v) the contribution of a minimum of $15,000,000 on the balance sheet of the Company; (vi) the payment of fees and expenses in connection with the IPO and the use of the proceeds therefrom, and (vii) any other purposes specifically set forth in the Form S-1 Registration Statement.

The Amendment is filed as Exhibits 99.1 to this report and the terms thereof are incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits

99.1	Amendment No. 7 to the First Lien Credit Agreement, dated as of September 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: September 24, 2010	By:	/s/ Kyle M. Hall
Kyle M. Hall
General Counsel, Corporate Secretary